UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

On October 17, 2013, Anacor Pharmaceuticals, Inc. (Anacor) issued a press release announcing that the arbitrator appointed to resolve its dispute with Valeant Pharmaceuticals, Inc. (Valeant), successor in interest to Dow Pharmaceutical Sciences, Inc. (DPS), has issued an Interim Final Award in favor of Anacor, awarding Anacor $100 million in damages as well as all costs of the arbitration and reasonable attorney’s fees.

The parties may apprise the arbitrator of any issues not resolved in the Interim Final Award order within ten days, and responses to any such submission are due within fifteen days of the date of the Interim Final Award. If no submissions are made, this Interim Final Award will become final.

The Final Award will be submitted to the court of appropriate jurisdiction for confirmation and enforcement.

A copy of such press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Announces Favorable Ruling in Its Arbitration With Valeant Pharmaceuticals,” dated October 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Announces Favorable Ruling in Its Arbitration With Valeant Pharmaceuticals,” dated October 17, 2013